SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

September 11, 2023

Date of Report (Date of the earliest event reported)

Bausch + Lomb Corporation

(Exact Name of Registrant as Specified in Its Charter)

Canada	001-41380	98-1613662
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

520 Applewood Crescent

Vaughan, Ontario

Canada L4K 4B4

(Address of Principal Executive Offices)(Zip Code)

(905) 695-7700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, No Par Value	BLCO	New York Stock Exchange , Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

Acquisition Financing

On September 11, 2023, Bausch + Lomb Corporation (the ”Company” or “Bausch + Lomb”) announced that Bausch + Lomb Escrow Corp. (the “Escrow Issuer”), a wholly owned subsidiary of the Company, launched an offering of $1.4 billion aggregate principal amount of new senior secured notes due 2028 (the “Notes”) and that the Company is seeking to enter into an incremental term loan facility (“Term Loan Facility”), which will be secured on a pari passu basis with the Company’s existing term loan facility and will either be in the form of an incremental amendment to the Company’s existing term loan facility or a separate credit agreement, in connection with the financing of its pending acquisition (the “Acquisition”) of XIIDRA® and certain other ophthalmology assets. The Company is expected to borrow $500 million of new term B loans (the “New Term B Loans”) under the Term Loan Facility upon the closing of the Acquisition.

The Notes will be offered in the United States to qualified institutional investors pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. persons pursuant to Regulation S under the Securities Act. The Notes have not been and will not be qualified for sale to the public by prospectus under applicable Canadian securities laws and, accordingly, any offer and sale of the Notes in Canada will be made on a basis, which is exempt from the prospectus requirements of such securities laws.

The net proceeds of the New Term B Loans and the offering of the Notes are expected to fund the Acquisition, to pay fees and expenses related to the Acquisition, the borrowings of the New Term B Loans and the offering of the Notes and for general corporate purposes, including the repayment of existing debt.

If the issuance of the Notes occurs prior to the closing of the Acquisition, the Notes will initially be issued by the Escrow Issuer and the net proceeds from the offering of the Notes will be deposited into a segregated escrow account. Upon closing of the Acquisition, the Company will assume the obligations of the Escrow Issuer under the Notes and the indenture that will govern the Notes and any other obligations of the Escrow Issuer and receive all of the assets of the Escrow Issuer, and the net proceeds will be released from the escrow account and applied as set forth above. However, if the issuance of the Notes occurs substantially concurrently with the closing of the Acquisition, the Company will be the issuer of the Notes.

Closing of the Term Loan Facility will be conditioned upon completion of the Acquisition and will occur concurrently with the closing of the Acquisition. Closing of the Notes offering will not be conditioned upon completion of the Acquisition, but if the Acquisition does not occur on or prior to September 30, 2024, the Escrow Issuer will be required to redeem the Notes at such time at a redemption price equal to the principal amount of the Notes plus any accrued and unpaid interest.

The Company also issued a press release pursuant to Rule 135c under the Securities Act relating to the incremental term loan facility and the offering of the Notes. In accordance with Rule 135c(d) under the Securities Act, a copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

The foregoing is qualified by reference to the press release that is attached as Exhibit 99.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

This Current Report on Form 8-K and the press release attached hereto as Exhibit 99.1 do not constitute an offer to sell or the solicitation of an offer to buy the Notes, nor shall there be any offer, solicitation or sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful. The Notes will not be registered under the Securities Act or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. The Notes have not been and will not be qualified for sale to the public by prospectus under applicable Canadian securities laws and, accordingly, any offer and sale of the securities in Canada will be made on a basis which is exempt from the prospectus requirements of such securities laws.

Item 7.01.	Regulation FD Disclosure.

Leading up to the launch of the financing transactions described below, Bausch + Lomb has continued to update its preliminary valuations of assets acquired and liabilities assumed in connection with its pending acquisition of XIIDRA® and certain other ophthalmology assets (the “Acquisition”), which has resulted in certain adjustments to the preliminary purchase price allocation included in the unaudited pro forma condensed combined financial information that was furnished on Form 8-K on September 6, 2023. The adjustments primarily include a reduction in Prepaid expenses and other current assets ($22 million) and a reduction in Other non-current liabilities ($12 million) offset by an increase in Goodwill ($10 million) in the Unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 2023. These adjustments also resulted in corresponding reductions of expenses in the Unaudited Pro Forma Condensed Combined Statement of Operations for the six months ended June 30, 2023, the year ended December 31, 2022 and the six months ended June 30, 2022 of $20 million, $43 million and $20 million, respectively, primarily related to amortization of intangible assets. These adjustments did not impact revenue or Adjusted EBITDA. As of the date hereof, Bausch + Lomb has not completed the valuation analysis of identifiable assets acquired and liabilities assumed. Accordingly, the adjustments are preliminary and are subject to further adjustments as additional information becomes available and as additional analyses are performed subsequent to the close of the transaction.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Description

99.1	Press Release of Bausch + Lomb Corporation, announcing the launch of the Notes offering and the Term Loan Facility, dated September 11, 2023

104	Cover Page Interactive Data File (formatted as Inline XBRL)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAUSCH + LOMB CORPORATION

By:	/s/ Sam Eldessouky
Name:	Sam Eldessouky
Title:	Executive Vice President, Chief Financial Officer

Date: September 11, 2023